Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Electro-Optical Sciences, Inc. of our report dated March 17, 2006 (March 24, 2006 as to the second paragraph of Note 15) with respect to the financial statements of Electro-Optical Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
/s/ Eisner LLP
New York, New York
July 31, 2006